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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 26, 2005

                           CVD Equipment Corporation
             (Exact name of Registrant as Specified in its Charter)

             New York              1-16525               11-2621692
   (State or other jurisdiction   Commission           (IRS Employer
         of incorporation)         File No.)         Identification No.)

                 1860 Smithtown Ave. Ronkonkoma, New York 11779
                    (Address of Principal Executive Office)

      Registrant's telephone number, including area code:  (631) 981-7081

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17CFR 240.13e-4 (c))

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  Item    8.01            Other Events.

  On May 13, 2005, CVD Equipment Corporation (the "Registrant") entered into an agreement with First Nano, Inc., of Carpinteria, California to purchase certain of their Nanotechnology process development and equipment assets. On May 26, 2005, CVD closed on this agreement. The purchase was made with cash funds from the Company and the assumption of certain liabilities, both of which we consider to be insignificant to the overall operations of the business. First Nano develops solutions for single and multiwall nanotube and nanowire synthesis and manufactures chemical vapor deposition process equipment suitable for the synthesis of a variety of carbon nanotubes, one-dimensional and nanostructures and nanomaterials.



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  SIGNATURE

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CVD EQUIPMENT CORPORATION

                                                /s/ Leonard A. Rosenbaum
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                                         Leonard A. Rosenbaum, Chairman
                                         of the Board, CEO and President

  Dated June 2, 2005